Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 2, 2007, relating to the consolidated financial statements of Eagle Rock Energy Partners, L.P. appearing in the Form 10-K/A for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
July 27, 2007